ADDENDUM TO NOTE

HomeStreet Bank Loan No. 2800002769 SBA Loan No. 2587047210

This Addendum to Note supplements and is a part of that certain Note dated April 24, 2020, in the  original  principal amount of $334,500.00, executed by Jones Soda Co. (USA) Inc., a Washington corporation ("Borrower''), in favor of HomeStreet Bank, a Washington State Chartered Commercial Bank ("Lender'').

As additional consideration for Lender extending credit to Borrower pursuant to the Note (the "Loan"), Borrower hereby represents, warrants, covenants, and agrees as follows:

1. The Loan is being made pursuant to the Paycheck Protection Program, available as part of the Coronavirus Aid, Relief, and Economic Securities Act, Public Law 116-136 (together with all implementing rules and regulations, and as may subsequently be amended, modified, supplemented, or expanded, the ("PPP LoanProgram").

2. All documents and information provided by Borrower, or on Borrower's behalf, to Lender in connection with the Loan are true, accurate, and complete, and fairly and accurately represent the financial condition of Borrower and the business affairs  of  Borrower.

3.	Borrower qualifies for the Loan, in the amount of the Note, pursuant to the PPP Loan Program .

4. Lender shall administer the Loan in accordance with the PPP Loan Program, and Borrower shall comply with all terms and conditions of the PPP Loan Program at all times until the Note is repaid in full.

5. Borrower shall use the proceeds of the Note for the purposes stated in connection with the application for the Loan and/or for purposes authorized by the PPP Loan Program.

6. Until the Note is repaid in full, Borrower shall promptly upon Lender's request furnish Lender with all information, documents, instruments, and records as may be requested by Lender, including without limitation those necessary to determine compliance with the Note and/or any component of the PPP Loan Program.

7. Except for the Loan, Borrower has not received any other loan pursuant to the PPP Loan Program. Borrower shall not apply for any other loan pursuant to the PPP Loan Program.

8. This Addendum to Note is intended to conform to and should be construed in accordance with the PPP Loan Program. To the extent there is any conflict between the terms of this Addendum to Note and the PPP Loan Program, the terms of the PPP Loan Program shall control. If any provision of this Addendum to Note shall be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

U.S. Small Business Administration

NOTE

SBA Loan#	2587047210
SBA Loan Name	Jones Soda Co. (USA) Inc., a Washington corporation
Date	April 24, 2020
Loan Amount	$334,500.00
Interest Rate	1.00% Fixed
Borrower	Jones Soda Co. (USA) Inc., a Washington corporation
Operating Company	N/A
Lender	HomeStreet Bank, a Washington State Chartered Commercial Bank

I.PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

THREE HUNDRED THIRTY- FOUR THOUSAND FIVE HUNDRED AND 00/100s Dollars,  interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

"Collateral" means any property taken as security for payment of this Note or any guarantee of this Note. "Guarantor" means each person or entity that signs a guarantee of payment of this Note.

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

"SBA" means the Small Business Administration, an Agency of the United States of America.

SBA Form 147 (06/03/02) Version4.lPage J/6

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates.  The payment terms for this Note are:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are: The interest rate is 1.00% per year. The interest rate may only be changed in accordance with SOP 50 10.

Borrower must pay principal and interest payments of $18,730.80 every month beginning seven months from the month this Note is dated; payments must be made on the first calendar day of the months they are due.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

All remaining principal and accrued interest is due and payable 2 years from date of Note.

Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note,  or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not preserve, or account to Lender 'satisfaction for, any of the Collateral or its proceeds;
D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower 's ability to pay this Note;
G.	Fails to pay any taxes when due;
H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any part of their business or property;
J.	Makes an assignment for the benefit of creditors;
K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or
M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower 's ability to pay this Note.

5.	LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower or Guarantor;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document,  and preserve or dispose of the Collateral.  Among other things,  the expenses  may  include  payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of Collateral and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice,  foreclosing liens, and other purposes.  By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability.  As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS ANDASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender  includes its successors and assigns.

9.	GENERALPROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender 's liens on Collateral.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10.	STATE-SPECIFIC PROVISIONS:

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW

11.	BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.